                                 SCHEDULE 14A
                               (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

  Filed by the registrant [x]
  Filed by a party other than the registrant [ ]
  Check the appropriate box:
    [ ] Preliminary proxy statement
    [x] Definitive proxy statement
    [ ] Definitive additional materials
    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule
        14a-12

                         BUTLER MANUFACTURING COMPANY
               (Name of Registrant as Specified in Its Charter)

                         Butler Manufacturing Company
                  (Name of Person(s) Filing Proxy Statement)

  Payment of filing fee (Check the appropriate box):
    [x] $125 per Exchange Act Rule 0-11(e) (1) (ii),
        14a-6(i) (1), OR 14a-6(j) (2).
    [ ] $500 per each party to the controversy pursuant to
        Exchange Act Rule 14a-6(i) (3).
    [ ] Fee computed on table below per Exchange Act Rules
        14a-6(i) (4) and 0-11.
        (1)  Title of each class of securities to which
             transaction applies: N/A
        (2)  Aggregate number of securities to which
             transaction applies: N/A
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A (1)
        (4)  Proposed maximum aggregate value of transaction:
             N/A

    [ ] Check box if any part of the fee is offset as
        provided by Exchange Act Rule 0-11(a) (2) and
        identify the filing for which the offsetting fee
        was paid previously.  Identify the previous filing
        by registration statement number, or the form or
        schedule and the date of its filing.
          (1) Amount previously paid:
          (2) Form, schedule or registration statement no.:
          (3) Filing party:
          (4) Date filed:
_____________
  (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                          BUTLER MANUFACTURING COMPANY
                          BMA Tower - Penn Valley Park
                               (P.O. Box 419917)
                        Kansas City, Missouri 64l4l-0917

                                 March 9, 1995

                           NOTICE OF ANNUAL MEETING
                             AND PROXY STATEMENT

To the Stockholders:

         The annual meeting of stockholders of Butler Manufacturing Company will be held at Atkins Auditorium, Nelson-Atkins Museum of Art, 4525 Oak Street, Kansas City, Missouri, on Tuesday, April 18, l995, beginning at l0:00 a.m., local time for the following purposes:

         l. To elect three directors each for a three year term expiring in 1998;

         2. To transact such other business as may properly come before the meeting.

         Holders of Common Stock of record on the books of the Company at the close of business on February 21, 1995, will be entitled to vote at the meeting or any adjournment thereof.

         Stockholders are requested to complete, sign, date and mail promptly in the enclosed envelope the accompanying proxy so that, if you are unable to attend the meeting, your shares may nevertheless be voted.

                                       By Order of the Board of Directors,

                                       ROBERT H. WEST
                                       Chairman of the Board

                                       RICHARD O. BALLENTINE
                                       Vice President, General Counsel
                                       and Secretary

                                PROXY STATEMENT

         This Proxy Statement is being furnished in connection with the solicitation of proxies for use at the Company's 1995 annual meeting of stockholders on April 18, 1995, as set forth in the preceding Notice. It is expected that this Proxy Statement and enclosed form of Proxy will be mailed to stockholders commencing March 9, 1995. A returned Proxy will not be exercised if you attend the meeting and choose to cast a ballot, or if you should otherwise give written notice of revocation at any time before it is exercised.

         Holders of Common Stock of record at the close of business on February 21, 1995, are entitled to vote at the meeting. As of February 21, 1995, there were 4,904,254 shares of Common Stock outstanding, each share being entitled to one vote. As of February 21, there were no shares of Class A or Class 1 Preferred Stock issued or outstanding.

         The complete mailing address of the Company's principal executive offices is BMA Tower (P. O. Box 419917), Penn Valley Park, Kansas City, Missouri 64141-0917.


                        ELECTION OF CLASS C DIRECTORS

Nominees.

         This year's annual meeting is being called primarily for the election of three Class C Directors, each for terms of three years expiring at the Annual Meeting of Stockholders for 1998. The terms of the other two classes of directors do not expire until 1996 (Class A) and 1997 (Class B). Persons elected as directors continue to hold office until their terms expire or until their successors are elected and are qualified.

         Each nominee is presently a director of the Company and has consented to be named and to serve if elected. If for any reason any nominee should not be available or able to serve, the proxies will exercise discretionary authority to vote for substitutes proposed by the Board of Directors of the Company.

         Under the Company's Bylaws, directors are elected by a plurality of the votes cast at the meeting for election of directors. Shares represented at the meeting in person or by proxy but withheld or otherwise not cast for the election of directors, including broker non-votes, will have no effect on the outcome of the election.

                               CLASS  C  NOMINEES
                            (Terms will expire 1998)

         [Photo]          ALAN M. HALLENE

                          Retired. Former President, Montgomery Elevator International; Chairman of the Board Organization Committee and member of the Audit Committee.

                                  Hallene, age 66, has been a Director since
                          1979. He served as a director of Montgomery Elevator Company from 1960 to 1994 and President, Montgomery Elevator International from 1989 to his retirement in November, 1994. Mr. Hallene is also a director of Pella Corporation, John D. and Catherine T. MacArthur Foundation, First Midwest Bancorp and University of Illinois Foundation. He is a trustee of the Butterworth Memorial Trust.




         [Photo]          GEORGE  E. POWELL, JR.

                          Chairman of the Board, Yellow Corporation; Member of the Audit, Board Organization and Executive Committees.

                                  Powell, age 68, has been a Director since
                          1965. Mr. Powell has been Chairman of the Board of Yellow Corporation, a freight transportation company, and its predecessor, Yellow Freight Systems, Inc., of Delaware, since 1968. He is President of Powell Gardens, Inc., a trustee of Midwest Research Institute and a Director of the Kansas City Symphony.




         [Photo]          ROBERT H. WEST

                          Chairman of the Board and Chief Executive Officer; Chairman of the Executive Committee and member of the Board Organization Committee.

                                  West, age 56, has been a Director since 1975.
                          He joined Butler in 1968, became President in 1978 and Chairman of the Board in 1986. Mr. West is a director of Commerce Bancshares, Inc., Santa Fe Pacific Corp., Kansas City Power & Light Company, and St. Luke's Hospital. He is a trustee of the University of Missouri at Kansas City.

                              CLASS  A  DIRECTORS
                              (Terms expire 1996)

         [Photo]          HAROLD G. BERNTHAL

                          Chairman, CroBern, Inc., Member of the Board
                          Organization and Compensation and Benefits
                          Committees.

                                  Bernthal, age 66, has been a Director since
                          1979. He has been Chairman of CroBern, Inc., a health care management and investment company, since 1986. Mr. Bernthal served as Vice Chairman, President and Chief Operating Officer of American Hospital Supply Corporation from 1974 through 1985. He is also a director of Nalco Chemical Company and National Standard Company and a Governing Member, Chicago Symphony Orchestra.



         [Photo]          C. L. WILLIAM HAW

                          President and Chief Executive Officer of National Farms, Inc. Chairman of the Compensation and Benefits Committee and a member of the Board Organization and Executive Committees.

                                  Haw, age 56, has been a Director since 1983.
                          He has been employed as the President and Chief Executive Officer of National Farms, Inc., a diversified agricultural production company, since 1974. He is also a director of Commerce Bank of Kansas City, N.A. and an Executive Committee member of the American Royal.



         [Photo]          DONALD H. PRATT

                          President; member of the Executive Committee.

                                  Pratt, age 57, has been a Director since
                          1979. He joined Butler in 1965, became Executive Vice President in 1980, and President of the Company in 1986. Mr. Pratt is also a director of Union Bancshares, Inc., Wichita, Kansas, and is a trustee of the Kansas City Art Institute and Midwest Research Institute. He serves on the FFA Sponsors Advisory Board.

                              CLASS  B  DIRECTORS
                              (Terms expire 1997)

         [Photo]          ROBERT E. COOK

                          President and Chief Executive Officer of American Yard Products, Inc.; Chairman of the Audit Committee and member of the Compensation and Benefits Committee.

                                  Cook, age 51, has been a director since July,
                          1987. He has been President and Chief Executive Officer of American Yard Products, Inc. (formerly Roper Corporation), a manufacturer of outdoor power equipment, since 1983 and Chief Executive Officer since 1985.



         [Photo]          JUDITH A. ROGALA

                          Executive Vice President, Business Services Division, Office Depot Inc.; Member of the Audit and Compensation & Benefits Committees.

                                  Rogala, age 53, a director since 1989, has
                          been Executive Vice President, Business Services Division, Office Depot Inc. since June, 1994. From 1992 to 1994, she was the CEO and President of EQ-The Environmental Quality Company, a management services company for several affiliated companies specializing in hazardous and solid waste management, energy recovery and hydraponic agriculture. From 1990 to 1992, she was the CEO and President of Flagship Express, Inc., a holding Company and Flagship Express Services, Inc., an air express company. From 1980 to 1990, Ms. Rogala was a Senior Vice President for Federal Express Corporation. She is a member of the Board of Advisors, Dry Storage Corporation.


         [Photo]          ROBERT J. REINTJES, SR.

                          President and Chief Executive Officer, Geo. P. Reintjes Co., Inc.; Member of the Audit and Compensation and Benefits Committees.

                                  Reintjes, age 63, has been President and
                          Chief Executive Officer of Geo. P. Reintjes Co., Inc. of Kansas City, Missouri for over 20 years. Geo. P. Reintjes Co., Inc. is a specialty contracting firm which installs refractories and weld overlay in basic industries. He is also a director of Midwest Grain Products, Inc. and Commerce Bank of Kansas City, N.A. and is a trustee of the Francis Families Foundation, Midwest Research Institute, and Benedictine College. He is Chairman of the Kansas City Crime Commission.

Certain Information Concerning the Board and Its Committees

         The Board has four standing committees: (1) the Audit Committee, (2) the Executive Committee, (3) the Board Organization Committee, and (4) the Compensation and Benefits Committee. In December, 1994, the former Pension Committee and Compensation and Stock Incentive Committees were combined into a new Compensation and Benefits Committee. All committees consist of non-employee directors except the Executive and Board Organization Committees. The primary functions of the committees are described below.

         During 1994, the Board met 5 times and the various committees met as follows: Compensation and Stock Incentive - 1 time; Audit - 2 times; Pension - 1 time; Compensation and Benefits - 1 time; Board Organization - 1 time; and the Executive Committee had no meeting. Messrs. Bernthal, Cook, Reintjes, Powell, Pratt and West attended 100% of the aggregate of all Board and Committee meetings held during the year, Mr. Haw and Ms. Rogala 88% and Mr. Hallene 67%.

         Non-employee directors are paid $18,000 per annum, $1,000 for attendance at each board and committee meeting and for attendance in connection with special assignments. Attendance by means of conference telephone is compensated at the rate of $500 per meeting. Travel allowances are provided where appropriate. The Company provides $50,000 of accidental death and of term life insurance for each non-employee director while the director serves as such and thereafter for those who have served for more than ten years. Directors who are employees of the Company receive no director compensation.

         The Audit Committee recommends to the Board an independent accountant to audit the books and records of the Company and its subsidiaries for the year. It also reviews, to the extent it deems appropriate, litigation and pending claims, the scope, plan and findings of the independent accountant's annual audit and internal audits, recommendations of the auditor, the adequacy of internal accounting controls and audit procedures, the Company's audited financial statements, non-audit services performed by the independent auditor, and fees paid to the independent auditor for audit and non-audit services. The Audit Committee also monitors compliance with the Company's policies concerning conflict of interest and business conduct.

         The Executive Committee acts for the Board of Directors upon matters requiring action before the next Board meeting.

         The Board Organization Committee recommends to the Board qualifications for new director nominees, candidates for nomination, the structure of Board committees, the review of director performance and policies concerning compensation and length of service. The Committee considers written recommendations from stockholders concerning these subjects and suggests that they be addressed to the Secretary of the Company. Recommendations for director nominees should provide pertinent information concerning the candidate's background and experience.

         A description of the Compensation and Benefits Committee's responsibilities is set out on Page 7.

Nominating Procedures

         The Company's Bylaws establish a procedure for the nomination of candidates for election to the Board of Directors. Nominations may be made at an annual meeting of stockholders pursuant to the Corporation's notice of meeting, by or at the direction of the Board of Directors, or by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice, who is entitled to vote at the meeting and who complied with the notice procedures set forth. Notice of proposed stockholder nominations for election of directors must also be given to the Secretary not less than 70 days nor more than 90 days before the anniversary date of the last annual meeting for annual meetings and not less than ten days after notice to stockholders for any special meeting for the election of Directors. The notice must contain certain information about each proposed nominee, including his/her age, business and residence addresses and principal occupation, the number of shares of capital stock of the Company beneficially owned by the nominee and such other information as would be required to be included in a proxy statement. Provision is also made for substitution of nominees should a designated nominee be unable or unwilling to stand for election at the meeting. If the Chairman of the meeting of stockholders determines that a nomination was not made in accordance with these procedures, the nomination shall be void. The advance notice requirement permits the Board to inform stockholders in a timely manner about the qualifications of the proposed nominees.

                                 OTHER  MATTERS

         At this time, the Company has no knowledge of any other matters to come before the meeting for action by the stockholders. However, if any other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their judgment.

                      COMPENSATION AND BENEFITS COMMITTEE

         The Compensation and Benefits Committee ("Committee") was established in December, 1994 and assumed the responsibilities of the former Compensation and Stock Incentive Committee and Pension Committee. The Committee is composed of five independent outside directors. It is the Committee's responsibility to assure that the Company's policies regarding executive compensation are followed, to recommend changes to the policies, to recommend to the Board the compensation of the Chief Executive Officer and of the President, to review compensation plans for other executive officers and management personnel as recommended by the Chief Executive Officer, and to administer the Company's stock incentive plans. The Committee also reviews proposals concerning the adoption of or material changes to Company pension plans, the financial condition of each plan and the investment performance of each investment advisor. It recommends to the Board the amount of the Company's annual contribution to the Employee Stock Ownership Plan. The Committee also recommends to the Board the appointment of plan trustees and approves the appointment of investment advisors and actuaries.

Compensation Committee Interlocks and Insider Participation

         Messrs. Bernthal, Cook, Reintjes and Haw and Ms. Rogala serve as members of the Committee. No Committee member is an officer or former officer of the Company. No Committee or board member has been or is an executive of another company on whose board a Butler executive sits.

                       REPORT ON EXECUTIVE  COMPENSATION

         Following is the Compensation Committee's Report on the Company's compensation policies and practices with respect to compensation for executive officers.

         Compensation Policies Applicable To Butler's Executive Officers.   It
is the Company's policy that executive officers receive total compensation that is appropriate in light of business unit and corporate performance, and the executive's performance in achieving both annual and strategic goals and that is competitive with compensation levels of companies of comparable type and size. Each factor is considered in arriving at total compensation with business unit performance given greater weight for business unit executives and corporate performance for corporate executives.

         Because of the cyclical nature of the Company's business, the Committee's policy is to conservatively manage fixed compensation and emphasize variable, results-oriented compensation, to achieve a competitive total compensation package for executives. The Committee considers total remuneration data on an annual basis to ensure that the Company is appropriately aligned with the market for executive talent. Companies with whom the Committee compares compensation are companies in the same or related industry as the Company and durable goods manufacturing companies of comparable size as surveyed and reported by independent consulting organizations. While the Committee does not attempt to set executive compensation at any particular competitive level, survey data indicates that the Company's executive compensation is usually below the midpoint of the compensation paid by such comparable companies.

         The key elements of executive compensation are base salary, annual bonus and stock options.

         Base salaries for executives are set subjectively within salary ranges which are established for each position based on the surveys mentioned above. Factors typically considered by the Committee in setting base salaries are the CEO's recommendation, individual performance, leadership, tenure and length of time since the last salary adjustment.

         The Company's executive officers are eligible for an annual incentive cash bonus. Bonus amounts are discretionary and are based on corporate affordability and on achievement of business unit and corporate pretax operating earnings objectives. At the beginning of each year, threshold and target levels of pretax operating earnings for the year are established for the Company and each business unit. Normally, no bonus is awarded unless the threshold level of pretax earnings is met. If the threshold level is met, the Committee will consider bonuses ranging from 5 to 60% of annual base pay depending on how close actual pretax operating earnings are to the established targets. The Committee may also consider individual non-financial performance in determining final amounts of any discretionary bonus awards.

         Long-term incentives are provided exclusively through the grant of stock options. Throughout its ninety-four year history, the Company has had a strong tradition of employee stock ownership at all organizational levels. The belief has been that employee stock ownership encourages close identity of interests among shareholders, executives and operating personnel. Stock options are granted at current market price so that executive rewards accrue only as shareholder value increases. The Company believes that as a long-term incentive the Company's stock price provides an appropriate yardstick by which to measure and reward executive performance.

         In setting executive compensation, the Committee takes into account a number of other factors including pension benefits, supplemental retirement benefits, insurance and other benefits, that are described in this Proxy Statement.

Committee's Bases for the CEO's Compensation for 1994, Including the Factors and Criteria Upon Which the CEO's Compensation Was Based. With respect to the salary paid to Mr. West in 1994, the Committee took into consideration, in addition to the factors mentioned above, the following: the annual salaries of chief executive officers of the comparable companies described above; the Company's level of profitability in 1993; and Mr. West's leadership in setting and effecting the long term strategic growth of the Company.

         In 1994, the Company exceeded its target pretax operating earnings goal. Based on these results, Mr. West was awarded a bonus of $166,000, as compared to a bonus of $80,000 for 1993. In awarding this bonus, the Committee also considered Mr. West's role in promoting the long-term strategic growth of the Company.

         This report is made over the name of each member of the Committee, namely Harold G. Bernthal, Robert E. Cook, C.L. William Haw, Robert J. Reintjes, Jr., and Judith A. Rogala.


                          SUMMARY COMPENSATION TABLE

         The table below shows all plan and non-plan compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and its four most highly compensated executive officers other than the CEO, for services rendered to the Company and its subsidiaries during the periods indicated.

                                                            ANNUAL                    LONG-TERM              ALL OTHER
                                                         COMPENSATION                COMPENSATION          COMPENSATION
                  NAME AND                            --------------------          STOCK OPTIONS              ($)
                  PRINCIPAL POSITION        YEAR       SALARY        BONUS             GRANTED                 (1)
                  -------------------------------------------------------------------------------------------------------
                  Robert H. West          1994        $332,000     $166,000           None                 $296,710
                  Chairman of the         1993        $321,000      $80,000           None                   $4,622
                  Board and Chief         1992        $310,000      $12,000           None                   $4,715
                  Executive Officer

                  Donald H. Pratt         1994        $259,000     $130,000           None                 $202,070
                  President               1993        $251,000      $38,000           None                   $2,001
                                          1992        $242,000      $10,000           None                   $2,033

                  Richard O. Ballentine   1994        $149,000      $75,000           None                  $21,419
                  Vice President,         1993        $144,000      $20,000           None                   $3,386
                  General Counsel,        1992        $140,000       $7,000           None                   $3,362
                  and Secretary

                  John J. Holland         1994        $149,000      $75,000           None                  $46,846
                  Vice President-         1993        $135,000      $34,000           None                   $2,191
                  Finance                 1992        $130,000       $6,500           None                   $1,196

                  Richard S. Jarman       1994        $187,000      $75,000           None                 $225,408
                  President, Bldgs.       1993        $180,000       $8,000           None                   $1,462
                  Division                1992        $175,000      $10,000           None                   $1,520

(1) - To offset its obligations under the Company's Supplemental Retirement Benefit Plan for executives whose retirement benefit cannot be fully funded through the Company's Base Retirement Plan for Salaried Employees, the Company has agreed to pay the premiums for policies of split dollar life insurance on the lives of such executives. Included in this column is the value of premiums paid in 1994 for Mr. West of $292,000, for Mr. Pratt of $198,000, for Mr. Ballentine of $18,000, for Mr. Holland of $44,000 and for Mr. Jarman of $224,000.

      - Includes the amount of the Company's 1994 contribution to the Employee Stock Ownership Plan Trust and forfeitures allocated to the named executive officer's account. $2,157 and one share were allocated to Mr. West's account; $1,552 and one share to Mr. Pratt's; $866 and one share to Mr. Ballentine's; and $775 and one share to Mr. Holland's and Mr. Jarman's accounts.

      - Includes $210 for insurance premiums paid by the Company in 1994 with respect to term life insurance for each named executive officer.

      - Includes the Company's 25% matching contribution for 1994 to the named executive officer's account in the Butler Employees' Savings Trust (a 401(k) plan). $2,310 was allocated to Mr. West's account, $2,275 to Mr. Pratt's, $2,310 to Mr. Ballentine's, $1,828 to Mr. Holland's and $390 to Mr. Jarman's.

                      AGGREGATED  OPTION/SAR EXERCISES AND
                     FISCAL YEAR-END OPTION/SAR VALUE TABLE

      The following table sets out the number of exercised and unexercised options and the value of all such in-the-money options held by the named executive officers at December 31, 1994. The Company has no Stock Appreciation Rights (SARs) outstanding.

                                                                Number of Unexercised               Value of  Unexercised
                                                                      Options                        In-The-Money Options
                   Shares          Value Realized (1)            at December 31, 1994               at December 31, 1994  (1)
  Name            Acquired      ------------------------   ---------------------------------     ---------------------------------
                 On Exercise    Aggregate     Annualized     Exercisable      Unexercisable       Exercisable        Unexercisable
                    (#)                          (2)
- ----------------------------------------------------------------------------------------------------------------------------------
 R. H. West       68,012       $ 742,455     $148,860         150,054          0                   $ 2,208,055        $0
 D. H. Pratt      23,000       $ 171,769     $ 30,336          24,240          0                   $   399,960        $0
 R. Ballentine     7,328       $  88,734     $ 14,702          13,465          0                   $   247,158        $0
 J. H. Holland     2,000       $  32,720     $  3,636          15,240          0                   $   257,261        $0
 R. S. Jarman          0             $ 0          $ 0          54,865          0                   $   954,177        $0

      (1) Reflects the amount by which the fair market value of Butler stock exceeded (in the case of exercised options) or exceeds (in the case of unexercised options) the option price. At December 31, 1994, the Company's stock price was $33.25.

      (2)  Annualized over the period from grant to exercise.

                               PENSION PLAN TABLE

      The following table shows estimated annual benefits payable upon retirement at age 65 to salaried employees in the specified compensation and years of service classifications. Average compensation generally means income reported on Federal Income Tax withholding statements each year, including salary, bonus, and other annual compensation but excluding relocation expenses, and contributions the Company makes to provide benefits under other employee benefit plans.

      The average compensation is the employee's average compensation for the five consecutive calendar years in which compensation is the highest during the participant's entire completed calendar years of continuous employment. Benefits are calculated on the assumption that the benefits will be payable over the participant's lifetime and that no survivor benefits (which would reduce the benefit shown) are to be paid. The benefits shown in the table are subject to a deduction for the monthly income value of ESOP benefits and of the cash value or death benefits of split dollar life insurance, if any. Average compensation and years of credited service for the individuals named in the compensation table at December 31, 1994 were: Mr. Ballentine, $154,858 and 20 years; Mr. Jarman, $205,824 and 20 years; Mr. Pratt, $269,261 and 30 years; Mr. Holland, $147,248 and 15 years; and Mr. West, $350,196 and 26 years.

                                         Estimated Annual Pension for
                                           Years of Credited Service
                         ------------------------------------------------------------------
Average Compensation          10                   20              30                 40
- --------------------          --                   --              --                 --
  $115,000                $ 17,600               $ 35,200       $ 52,900           $ 71,200
   150,000                  23,400                 46,800         70,200             94,300
   200,000                  31,600                 63,300         94,900            127,300
   250,000                  39,900                 79,800        119,700            160,300
   300,000                  48,100                 96,300        144,400            193,300
   350,000                  56,400                112,800        169,200            226,300
   400,000                  64,600                129,300        193,900            259,300
   450,000                  72,900                145,800        218,700            292,300

Deferred Compensation Plan

     The Company has an executive deferred compensation plan that allows a small number of senior executives (approximately 18) to defer up to 25% of their annual compensation and up to 100% of any incentive pay. The amount deferred is credited with interest at the end of each calendar year. Participants must defer their compensation until a specified date, their retirement, termination of employment or a change in control of the Company (as defined) and may elect to take the balance of their deferred cash account at the end of the deferral period in a lump sum or in monthly payments. They must begin taking payments from their account no later than age 70. Messrs. West, Ballentine, and Jarman participated in this Plan in 1994.

Change of Control Employment Agreements

     The Company has Change of Control Employment Agreements with six executive officers, including Messrs Ballentine, Holland, Pratt and West. The Agreements provide that upon a change of control (as defined in the Agreements), the executive shall be entitled to receive until the third anniversary of the change in control a base salary, annual cash bonuses and other fringe benefits at the highest levels provided to the executive during certain periods immediately preceding the change in control. Upon a termination of the executive other than for cause, or upon the executive's resignation for good reason (as defined) or resignation during a thirty (30) day period following the first anniversary of the change of control, the executive is entitled to receive a lump sum cash payment consisting of (a) the executive's base salary through the date of termination, (b) a proportionate bonus based upon the executive's annual bonus for the last three fiscal years, (c) three times the sum of the base salary plus bonus the executive is entitled to under the Agreement, (d) other accrued obligations, and (e) the difference between the actuarial equivalent of the retirement benefit the executive would receive if he remained employed for the Employment Period and the actuarial equivalent of the executive's actual retirement benefit. In addition, for the remainder of the Employment Period, the executive is entitled to continued employee welfare benefits, including life and family health insurance. If any payment to the executive, whether pursuant to the Agreement or otherwise would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the executive shall be entitled to receive an additional payment equal to the excise tax and other taxes with respect thereto. The Agreements continue for a three year term with provision for automatic renewal. Benefits are provided subsequent to the expiration of the Agreement if a change of control occurs during the initial or any renewal term.

                               PERFORMANCE GRAPH

     The following line graph compares, for five years, beginning December 31, 1989, the yearly percentage change in the Company's cumulative total shareholder return with the CRSP (Center for Research in Security Prices) Total Return Index for the Nasdaq Stock Market (approximately 4000 stocks) and the Media General "Other Building Material Group" index (approximately 41 stocks). The graph assumes $100 invested at December 31, 1989 and reinvestment of dividends.

     The CRSP Nasdaq Stock Market index is a broad equity market index which includes the Company. The Media General Other Building Material Group index is an industry index published by Media General Financial Services which also includes the Company. This index is only generally related to the Company's markets. Three of the Company's direct competitors, American Buildings Company, NCI Building Systems, Inc. and United Dominion Industries, Ltd. whose Varco-Pruden division competes with the Company, are included, but CECO and Star Buildings, a division of Robertson-CECO Corporation are not. Conversely, the Media General index includes firms such as Armstrong World Industries, Inc., Owens Corning Fiberglas Corporation and Republic Gypsum Company whose products do not compete with the Company's.

     Value of $100 Investments Assuming Reinvestment of Dividends at End of Year


                                    [GRAPH]





                     1989      1990      1991       1992      1993      1994
                     ----      ----      ----       ----      ----      ----
Butler              $100.0    $78.3      $ 61.6     $ 78.3    $157.3    $193.9
Nasdaq              $100.0    $84.9      $136.3     $158.6    $180.9    $176.9
Media General       $100.0    $67.6      $ 85.2     $106.0    $130.4    $115.2

                          BENEFICIAL  OWNERSHIP  TABLE

      The following table sets forth information regarding beneficial ownership of Butler common stock by all present directors and the named executive officers. The table reports ownership as of February 1, 1995. Except as indicated, no director or executive officer beneficially owns as much as one percent of all outstanding Butler common Stock. The table also sets forth the number of shares beneficially owned and the percentage of ownership of Butler common stock by all directors and executive officers as a group and by each person who was known by the Company to own beneficially as much as five percent of the total outstanding shares of Butler common stock as of February 1, 1995.

                                                                                   Amount and Nature    Percent of
                                                                                     of Beneficial     Common Stock
         Stockholder                                                                   Ownership          Owned
         -----------                                                               -----------------   ------------
Robert H. West (a) ................................................                 145,543
Donald H. Pratt (b) ...............................................                  38,550
Harold G. Bernthal  ...............................................                   6,100
Robert E. Cook ....................................................                   6,000
Alan M. Hallene ...................................................                   2,400
C. L. William Haw .................................................                   4,000
George E. Powell, Jr. .............................................                  16,000
Robert J. Reintjes, Sr. ...........................................                   1,360
Judith A. Rogala ..................................................                     900
Richard O. Ballentine (c) .........................................                  18,276
John J. Holland (d) ...............................................                  17,777
Richard S. Jarman (e) .............................................                  61,501

All Directors and Executive Officers as a  Group of 23 (f).........                 473,444             9.1%

Trustee of Butler Manufacturing Company
  Employee Stock Ownership Plan Trust (ESOP) (g)...................                 730,826            14.0%

Ryback Management Corporation (h) .................................                 379,494             8.2%

FMR Corp. and Edward C. Johnson 3d (i).............................                 586,500            11.7%

      For purposes of the table a person is deemed to be a beneficial owner of shares if the person has or shares the power to vote or dispose of them, or if the person has the right to acquire such power within sixty days through the exercise of a stock option or otherwise ("stock acquisition rights").

      Unless otherwise indicated in the footnotes below, each person had sole voting and investment power over the shares listed under "Amount and Nature of Beneficial Ownership" above. Percentage of ownership is calculated on the basis of 4,884,144 shares outstanding at February 1, 1995, plus the number of shares subject to stock acquisition rights for those persons and groups holding such rights. The stockholders disclaim beneficial ownership in the shares described in the footnotes as being "held by" or "held for the benefit of" other persons.

(a) Includes 123,848 shares subject to exercisable outstanding stock options, 5,742 shares allocated to Mr. West's account under the ESOP and 479 shares held by a member of Mr. West's family. Mr. West shares no voting and investment power with respect to the 479 shares.

(b) Includes 24,240 shares subject to exercisable outstanding stock options and 4,783 shares allocated to Mr. Pratt's account under the ESOP.

(c) Includes 13,465 shares subject to exercisable outstanding stock options, 2,942 shares allocated to Mr. Ballentine's account under the ESOP and 60 shares held by a member of Mr. Ballentine's family. Mr. Ballentine shares voting and investment power with respect to the 60 shares.

(d) Includes 15,240 shares subject to exercisable outstanding stock options and 2,313 shares allocated to Mr. Holland's account under the ESOP.

(e) Includes 54,865 shares subject to exercisable outstanding stock options and 3,309 shares allocated to Mr. Jarman's account under the ESOP.

(f) Includes 338,708 shares subject to exercisable outstanding stock options and 32,931 shares allocated to the accounts of officers under the ESOP.

(g) The shares are held for the benefit of Plan participants. The amount and percent do not include shares mentioned in the preceding footnotes which are allocated to the accounts of officers. Under the Plan, the trustee passes on to participants voting and permitted reinvestment decisions as to allocated shares.

(h) Ryback Management Corporation is an investment advisor for Lindner Fund, Inc., Lindner Dividend Fund and Lindner Investment Series who hold the stock and who report sole voting and investment power with respect to all of the 379,494 shares. The address of Ryback Management Corporation is 7711 Corondelet Avenue, St. Louis, Missouri 63105.

(i) FMR Corp. is the owner of Fidelity Management Trust Company (a Bank that beneficially owns 420,200 shares of the Company's Common Stock for institutional accounts) and Fidelity Management Research Company [an investment advisor to several investment companies (the "Funds") which beneficially own 131,300 shares]. Fidelity Management Research Company is also a sub-advisor to Fidelity American Special Situations Trust ("FASST") whose advisor is a subsidiary of Fidelity International Limited ("FIL"). FASST reports ownership of an additional 17,300 shares of the Company's Common Stock. FMR Corp. reports that it is controlled by the family of Edward C. Johnson 3d. Mr. Johnson is Chairman of FMR Corp. and reports ownership of 24.9% of FMR Corp. FMR Corp. and Edward C. Johnson claim sole voting and dispositive power with respect to 551,200 shares of the 568,500 reported shares. FIL and FMR Corp. report sole power to vote and dispose of the remaining 17,300 shares held by FASST. The address of FMR Corp. is 82 Devonshire Street, Boston, Mass. 02109.

INDEPENDENT  PUBLIC  ACCOUNTANTS

      The Board of Directors has selected the firm of KPMG Peat Marwick as independent certified public accountants to audit the books, records and accounts of the Company for 1995. The selection was made upon the recommendation of the Audit Committee, which consists of Mr. Cook (chairman) and Messrs. Hallene, Powell and Reintjes and Ms. Rogala. KPMG Peat Marwick has audited the Company's books annually since 1952.

      Representatives of KPMG Peat Marwick will be present at the stockholders meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions.

PROXY  SOLICITATIONS

      The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers, banks or other persons for reasonable expenses in sending proxy material to beneficial owners. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by present and former directors, officers and other employees of the Company who will receive no additional compensation therefor.

      Stockholders who intend to present proposals for inclusion in the Company's proxy statement for the next annual meeting of stockholders on April 16, 1996, must forward them to the Company at BMA Tower (P.O. Box 419917), Penn Valley Park, Kansas City, Missouri 64141-0917, Attention: Secretary, so that they are received not earlier than January 14, 1996 or later than February 6, 1996.


                                  By the Order of the Board of Directors

March 9, 1995                     Richard O. Ballentine, Secretary

                                    APPENDIX



               Photographs of Director nominees appear on page 3
                   and incumbent Directors on pages 4 and 5.

                                     [LOGO]

                       BUTLER MANUFACTURING COMPANY                        PROXY
               P.O. Box 419917, Kansas City, Missouri 64141-0917
          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Donald H. Pratt, George E. Powell, Jr. and Robert H. West, or any of them, each with full power to appoint his substitute, proxies to vote, in the manner specified below, all of the shares of common stock of Butler Manufacturing Company, held by the undersigned at the Annual Meeting of Stockholders to be held on April 18, 1995 or at any adjournment thereof.

1.    Election of three Class C Directors - Nominees:  ALAN M. HALLENE, GEORGE
      E. POWELL, JR., ROBERT H. WEST


       [ ] FOR all Nominees.          [ ] AUTHORITY WITHHELD from all Nominees.

       [ ] FOR all nominees, except vote withheld for the following
           Nominee(s): _______________________________________________

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

            BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS CARD



                 (See reverse side for matters to be voted on)

The undersigned has received the Company's Annual Report for 1994 and its Proxy Statement. This Proxy is revocable and it shall not be voted if the undersigned is present and voting in person. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THE SHARES WILL BE VOTED "FOR" ALL NOMINEES.




                                           _____________________________________
                                                    Stockholder's Signature


                                           _____________________________________
                                                    Stockholder's Signature


                                           Dated _______________________________

                                           (Please sign exactly as your name(s)
                                           appear.  All joint owners must sign;
                                           executors, trustees, custodians,
                                           etc. should indicate the capacity in
                                           which they are signing.)  PLEASE
                                           RETURN THE PROXY PROMPTLY IN THE
                                           ACCOMPANYING ENVELOPE.

                                     [LOGO]

                               INSTRUCTION CARD
INSTRUCTIONS TO:   Boatmen's Trust Company, Trustee of the Butler Manufacturing
                   Company Employee Stock Ownership Plan Trust, for voting at the Annual Meeting of Stockholders of Butler Manufacturing
                   Company on April 18, 1995.

Please vote the shares held by you for my account as specified below.


1.    Election of three Class C Directors - Nominees:  ALAN M. HALLENE, GEORGE
      E. POWELL, JR., ROBERT H. WEST


       [ ] FOR all Nominees.          [ ] AUTHORITY WITHHELD from all Nominees.

       [ ] FOR all nominees, except vote withheld for the following
           Nominee(s): _______________________________________________

2. In your discretion, you are authorized to vote upon such other business as may properly come before the meeting.

            BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS CARD



                 (See reverse side for matters to be voted on)

The undersigned has received the Company's Annual Report for 1994 and its Proxy Statement.
IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED INSTRUCTION CARD IS RETURNED, THE SHARES WILL BE VOTED ON EACH BALLOT ITEM IN THE SAME PROPORTION AS THE TRUSTEE HAS BEEN INSTRUCTED TO VOTE BY PARTICIPANTS GIVING VALID INSTRUCTIONS.




                                           _____________________________________
                                                    Participant's Signature


                                           _____________________________________
                                                             Date

                                           (Please complete, date and sign
                                           exactly as your name appears.
                                           Return Card Promptly in Accompanying
                                           Envelope.)

[LOGO]   BOATMEN'S                                           10th and Baltimore
         TRUST COMPANY                                   Post Office Box 419038
                                                    Kansas City, Missouri 64183

                                                                  March 9, 1995

TO:    Participants

       BUTLER MANUFACTURING COMPANY
       EMPLOYEE STOCK OWNERSHIP PLAN TRUST (ESOP)

The shares shown on the enclosed instruction card are credited to your stock account in the above Plan as of December 31, 1994. In accordance with the terms of the Plan, each participant has the right to instruct the Trustee, Boatmen's Trust Company, how these shares shall be voted. To assist in that process, an Annual Report to Stockholders for 1994 and a proxy statement for the meeting are either enclosed with this letter or have been mailed to you as a Stockholder.

PLEASE USE THE ENCLOSED INSTRUCTION CARD TO INSTRUCT THE TRUSTEE HOW TO VOTE.

Please put your instruction card in the white envelope enclosed for your convenience and deposit it in the place provided by your Human Resources Department for transmittal to the Trustee. Your instruction card will be furnished to the Trustee with the instructions of other participants. If you prefer, you may mail your card directly to the Trustee in the enclosed envelope. In any event, your voting instructions to the Trustee shall be kept confidential and shall not be communicated to the Company or any director, officer or employee of the Company or any affiliated company. If the card is returned signed without direction or no card is received, the shares will be voted in the same proportion as the Trustee has been instructed to vote by participants giving valid instructions.

We suggest that you mail the instructions by March 29, 1995, to allow the Trustee time to vote the shares according to your instructions.

The Company invites you to attend the Annual Meeting of Stockholders which will be held in Kansas City, Missouri, at Atkins Auditorium, Nelson-Atkins Museum of Art, 4525 Oak Street on April 18, 1995, at 10:00 a.m.

                                           Cordially yours,

                                           BUTLER MANUFACTURING COMPANY
                                           EMPLOYEE STOCK OWNERSHIP PLAN TRUST
                                           (ESOP)

                                           Boatmen's Trust Company, Trustee

Enclosures